                                  EXHIBIT 23.1

                       Consent of Independent Auditors




The Board of Directors
BayBanks, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of BayBanks, Inc., with regard to the shares of BayBanks, Inc.
Common Stock offered pursuant to the exercise of stock options issued upon conversion of options issued by NFS Financial Corp., of our report dated January 24, 1995, relating to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994, annual report on Form 10-K of BayBanks, Inc.


                                               /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP

Boston, Massachusetts
July 12, 1995





                                 Page 10 of 10